As filed with the Securities and Exchange Commission on February 28, 2007

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------
                           Frequency Electronics, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                 11-1986657
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                           55 Charles Lindbergh Blvd.
                             Mitchel Field, NY 11553
                                  516-794-4500
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                        2001 Incentive Stock Option Plan
              2005 Stock Award Plan of Frequency Electronics, Inc.
            Frequency Electronics, Inc. Employee Stock Ownership Plan
                            (Full Title of the Plan)

                                   Alan Miller
                             Chief Financial Officer
                           Frequency Electronics, Inc.
                           55 Charles Lindbergh Blvd.
                             Mitchel Field, NY 11553
                                 (516) 794-4500
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                           William P. Mills, III, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000
                               ------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of Each Class    Amount to      Proposed Maximum   Proposed Maximum       Amount of
   of Securities          be             Offering           Aggregate         Registration
  to be Registered    Registered(1)   Price Per Unit      Offering Price         Fee

Common Stock, par value $1.00 per share   385,200 (2)   $10.30 (3)   $3,967,560 (3)       $121.81
Common Stock, par value $1.00 per share   400,000 (4)   $11.25 (5)   $4,500,000 (5)       $138.15
Common Stock, par value $1.00 per share   374,435 (6)   $11.25 (7)   $4,212,393.75 (7)    $129.32


(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Represents the registration of an aggregate of 385,200 shares of common stock of Frequency Electronics, Inc. issuable upon exercise of options granted under the 2001 Incentive Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on (i) an average exercise price of $10.30 for 385,200 of the shares to be registered pursuant to this Registration Statement.

(4) Represents the registration of an aggregate of 400,000 shares of common stock of Frequency Electronics, Inc. issuable upon exercise of options reserved for grant and the settlement of stock appreciation rights granted under the 2005 Stock Award Plan of Frequency Electronics, Inc.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock as reported on the Nasdaq Global Market on February 27, 2007.

(6) Represents the registration of an aggregate of 374,435 shares of common stock of Frequency Electronics, Inc. issuable upon allocation of such stocks to Employee Stock Ownership Plan participants.

(7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the common stock as reported on the Nasdaq Global Market on February 27, 2007.

                                EXPLANATORY NOTE

      Frequency Electronics, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register (i) issuances of 385,200 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company upon the exercise of options previously granted under the 2001 Incentive Stock Option Plan (the "2001 Plan"); (ii) future issuances of up to 400,000 shares of Common Stock under the 2005 Stock Award Plan of Frequency Electronics, Inc. (the "2005 Plan"); and (iii) future issuances of up to 374,435 shares of Common Stock under the Frequency Electronics, Inc. Employee Stock Ownership Program.

      This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used by certain officers and directors of the Company to sell or otherwise dispose of securities received as grants under, or as a result of the exercise of stock options granted under, the 2001 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information required in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) of the Securities Act and are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

      The Company will deliver or cause to be delivered promptly, without charge, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to Item 3 of this Registration Statement and any other documents required to be delivered pursuant to Rule 428(b).

                               REOFFER PROSPECTUS

                           Frequency Electronics, Inc.
                           55 Charles Lindbergh Blvd.
                             Mitchel Field, NY 11553
                                 (516) 794-4500

                         385,200 Shares of Common Stock

      Certain of our employees, all of whom are named in this prospectus (the "Selling Stockholders"), may offer and sell from time to time, for their own accounts, up to 385,200 shares of Common Stock (the "Shares") underlying stock options that they acquired pursuant to the 2001 Incentive Stock Option Plan (the "2001 Plan"). We will not receive any of the proceeds from the sale of the Shares.

      The Selling Stockholders may offer for sale or sell the Shares in varying amounts through public or private transactions at prevailing market prices or at privately negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

      The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of Shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act. We will bear all expenses incurred in connection with this offering, other than discounts, concessions and commissions which are to be borne by the Selling Stockholders.

      Our common stock is traded on the Nasdaq Global Market under the symbol "FEIM." On February 27, 2007, the last reported sale price of our Common Stock was $11.29 per share.

      Our business and an investment in our common shares involve significant risks. These risks are described under the caption "Risk Factors" beginning on page 4 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this Prospectus is February 28, 2007.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                        ---------------------------------


                                TABLE OF CONTENTS

                                                                            Page

The Company...................................................................3

Risk Factors..................................................................4

Forward-Looking Statements....................................................10

Use of Proceeds...............................................................10

Selling Stockholders..........................................................10

Plan of Distribution..........................................................13

Legal Matters.................................................................14

Experts.......................................................................14

Where You Can Find More Information...........................................14

Incorporation of Certain Documents by Reference...............................15

                                   THE COMPANY

      Frequency Electronics, Inc. (the "Company") was founded in 1961 as a research and development firm in the technology of time and frequency control. The Company was incorporated in Delaware in 1968 and became the successor to the business of Frequency Electronics, Inc., a New York corporation, organized in 1961. The principal executive office of Frequency Electronics is located at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553. Its telephone number is 516-794-4500 and its website is www.frequencyelectronics.com.

      In the mid-1990's, the Company transformed itself from primarily a defense contract manufacturer into a high-tech provider of precision time and frequency products for commercial applications found in both ground-based communication stations and on-board satellites. The Company also continues to support the United States government with products for defense and space applications.

      The Company is a world leader in the design, development and manufacture of high-technology frequency, timing and synchronization products for satellite and terrestrial voice, video and data telecommunications. The Company's technologies provide unique solutions that are essential building blocks for the next generation of broadband wireless and for the ongoing expansion of existing wireless and wireline networks. The Company's mission is to provide the most advanced control of frequency and time - essential factors for synchronizing communication networks and for providing reference frequencies for certain military, commercial and scientific, terrestrial and space applications.

    The Company has divided its operations into four principal market areas:

      1. Products for commercial communications which are based either on the ground or in space. The Company's space and terrestrial commercial communications programs are produced by its wholly owned subsidiary, FEI Communications, Inc. ("FEIC"). FEIC was incorporated in Delaware in December 1991, and was created as a separate subsidiary company to provide ownership and management of assets and other services appropriate for commercial clients, both domestic and foreign.

      2. Products used by the United States Government for defense or space applications. The Company's subsidiary, FEI Government Systems, Inc. ("FEI-GSI"), was formed in fiscal year 2002 to focus on supplying the Company's technology and legacy proprietary products to the United States military and other U.S. government agencies.

      3. Products for wireline and network synchronization systems. These products are produced by Gillam-FEI, the Company's Belgian subsidiary, acquired in September 2000. Products delivered by Gillam-FEI provide essential network monitoring and wireline synchronization for a variety of industries and telecommunications providers in Europe, Africa, the Middle East and Asia.

      4. Products that incorporate global positioning systems ("GPS") technology. These precision time and frequency generation and synchronization products are manufactured by the Company's subsidiary FEI-Zyfer, Inc. ("FEI-Zyfer"). As described more fully below, early in fiscal year 2004, the Company acquired the business and net assets of Zyfer, Inc. forming a new wholly-owned subsidiary. FEI-Zyfer's GPS capability complements the Company's existing technologies and permits the combined entities to provide a broader range of embedded systems for a variety of timing functions.


                                  RISK FACTORS

      You should carefully consider each of the following risks, as well as all of the other information contained in this prospectus, before deciding to invest in our common stock. If any of these risks occurs, our business, financial condition and results of operations may be adversely affected, the trading price of our common stock could decline and you may lose part or all of your investment.

A variety of factors may cause the price of our stock to be volatile.

      In recent years, the stock market in general, and the market for shares of technology companies in particular, including ours, have experienced price fluctuations. For example, for fiscal year 2007, the price of our Common Stock has ranged from a closing high of $14.25 to a closing low of $10.75. The market price of our Common Stock is likely to continue to fluctuate significantly in the future, including fluctuations unrelated to our performance. We believe that fluctuations of our stock price may be caused by a variety of factors, including:

      o     fluctuations in our operating results;

      o announcements of technological innovations, new commercial products or other developments by us or our competitors;

      o     published reports by securities analysts;

      o     general market conditions, general economic conditions;

      o announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;

      o     our cash position and cash commitments;

      o     additions or departures of key personnel;

      o     sales or purchases of our Common Stock in the marketplace;

      o an outbreak of hostilities, diseases, natural disasters or terrorism;

      o     developments in patents or other intellectual property rights; and

      o     developments in our relationships with customers and suppliers.

If we fail to keep pace with rapid technological change and evolving industry standards, our products could become less competitive or obsolete.

      The markets for our products are characterized by technological change, new product introductions, changes in customer requirements and evolving industry standards. We may cease to be competitive if we fail to timely introduce new products or product enhancements that address these factors. To continue to introduce new products and product enhancements on a timely basis, we must:

      o     identify emerging technological trends in our target markets;

      o accurately define and design new products or product enhancements to meet market needs;

      o develop or license the underlying core technologies necessary to create new products and product enhancements; and

      o respond effectively to technological changes and product introductions by our competitors.

      If we fail to timely identify, develop, manufacture, market or support new or enhanced products successfully, our competitors could gain market share or our new or enhanced products might not gain market acceptance.

Delays in the development of new or enhanced products could harm our operating results and our competitive position.

      The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation, highly skilled engineering and development personnel and accurate anticipation of technological and market trends. Consequently, product development delays are typical in our industry. If we fail to timely introduce a product for an emerging standard or customers defer or cancel orders expecting the release of a new or enhanced product, our operating results could suffer. Product development delays may result from numerous factors, including:

      o     changing product specifications and customer requirements;

      o     unanticipated engineering complexities;

      o difficulties with or delays by contract manufacturers or suppliers of key components or technologies;

      o difficulties in allocating engineering resources and overcoming resource limitations; and

      o     difficulties in hiring and retaining necessary technical personnel.

We face uncertainty relating to economic conditions affecting our customers.


      We face uncertainty in the degree to which the current global economic climate will affect the rate of growth for our existing and potential customers. In particular, the timing and magnitude of capital spending by international telecommunications companies, including those in China, will materially impact our business. We may experience instances of customers delaying or deferring orders and longer lead times to close sales. Similarly, spending on U.S. Government programs is determined by the annual defense department budget. To the extent that support for the liberation and rebuilding of Iraq takes precedence, funding for certain Department of Defense programs may be delayed or significantly reduced in the near term. Such delays can have a materially negative impact on our business, our operating results and financial condition.

We face competition. Our inability to remain competitive in the industry would adversely affect our ability to maintain our current sales and growth.

      We experience competition in all areas of our business. We compete primarily on the basis of the accuracy, performance and reliability of our products, the ability of our products to function under severe conditions, such as in space or other extreme hostile environments, prompt and responsive contract performance, technical competence and price. We have a unique and broad product line which includes all three frequency standards - quartz, rubidium, and cesium. For our high precision products, we have few competitors, but for lower precision components, we face significant competition from a number of suppliers. Certain of our competitors are larger, have greater financial resources and have larger research and development and marketing staffs. If our competitors develop more accurate or reliable products, or otherwise improve their products, we could experience a decline in our sales or loss of market acceptance of our products.

      With respect to our instruments and systems, we compete with Agilent Technologies Inc., Symmetricom, Inc, E. G. and G., Inc. and others. Systems for the wireline industry produced by the Gillam-FEI segment compete with Symmetricom, Inc. Our principal competition for space products is the in-house capability of our major customers.

Our reliance on third parties could materially adversely affect our business.

      In recent years, we have outsourced certain component manufacturing processes to third parties and more recently to our wholly-owned subsidiary, FEI-Asia in Tianjin, China and to Russian-based Morion, Inc., in which we are a minority shareholder. We expect this outsourcing to enhance our competitive position on cost while maintaining our high quality standards. Any unanticipated changes in such third parties' ability to perform the component manufacturing processes or any delay in such manufacturing could materially adversely affect our business, financial condition and operating results.

Our executive officers and certain key personnel are critical to our business.

      We are dependent upon the contributions of our senior corporate management team, particularly Martin Bloch, President and Chief Executive Officer, who has been with us since 1961, Oleandro Mancini, Vice President of Business Development, who has been with us since 2001, Alan Miller, Chief Financial Officer, who has been with us since 1995, and certain of our other key employees for our future success. If Messrs. Bloch, Mancini and Miller no longer serve in their positions, our business, financial conditions and results of operation could be substantially adversely affected.

      Our future operating results also depend in significant part upon our ability to attract and retain qualified management, manufacturing, technical, engineering, marketing, sales and support personnel. Competition for qualified personnel is intense, and we cannot ensure success in attracting or retaining qualified personnel. There may be only a limited number of persons with the requisite skills to serve in these positions and it may be increasingly difficult for us to hire personnel over time. Our business, financial conditions and results of operation could be substantially adversely affected by our inability to attract and retain skilled employees.

Economic, political and other risks associated with international sales and operations could adversely affect sales.

      Because we sell our products worldwide, our business is subject to risks associated with doing business internationally. We recognized 35% of our revenue from sales to end-users in countries located outside of the United States in the fiscal year ended April 30, 2006. We anticipate that revenue from international operations will continue to represent a substantial portion of our revenue. In addition, several of our manufacturers' facilities and suppliers are located outside the United States of America. Accordingly, our future results could be harmed by a variety of factors, including:

      o changes in a specific country's or region's political or economic conditions, particularly in emerging markets;

      o     tariff and trade policies;

      o export license requirements and restrictions of the export of technology;

      o     import regulations;

      o     domestic and foreign tax policies;

      o     foreign governmental regulations;

      o     difficulty in staffing and managing widespread operations;

      o     ongoing health epidemics (e.g., Bird Flu);

      o     fluctuations in foreign currency exchange rates;

      o     stability of international monetary conditions;

      o     differing labor regulations;

      o political unrest, war, actual or threatened acts of terrorism, other international conflicts and the resulting military, economic and political responses (including, without limitation, war between sovereign nations) as well as heightened security measures which may cause significant disruption to commerce worldwide;

      o     differing protection of intellectual property; and

      o     unexpected changes in regulatory requirements.

Our products may contain defects that cause us to incur significant corrective costs, divert our attention from product development efforts and result in a loss of customers.

      Highly complex products such as our high-technology frequency, timing and synchronization products may contain defects when they are installed in our customers' systems. If any of our products contain defects or have reliability, quality or compatibility problems, our reputation may be damaged and customers may be reluctant to buy our products. In addition, these defects could interrupt or delay sales. We may have to invest significant capital and other resources to alleviate these problems. If any problem remains undiscovered until after we have commenced production of a new product, we may be required to incur additional development costs and product recall, repair or replacement costs. These problems may also result in claims against us by our customers or others. In addition, these problems may divert our technical and other resources from other development efforts.

If we fail to manage our operations effectively, our business could suffer.

      Our ability to offer products and implement our business plan successfully in a rapidly evolving market requires effective planning and management. Failure by our management or personnel to properly allocate resources to meet our current and existing needs as well as unforeseen complications and inefficiencies in planning our operations can adversely impact the morale of our personnel and lead to further complications and operational inefficiencies. If this were to occur, our profitability or financial position could be negatively impacted and our operating results could suffer.

Claims that we infringe third-party intellectual property rights could result in significant expenses or restrictions on our ability to sell our products.

      Although our industry is not characterized by frequent claims or litigation regarding patent rights, we cannot be certain that our products do not or will not infringe issued patents or the intellectual property rights of others. Historically, patent applications in the United States of America have not been publicly disclosed until the patent is issued, and we may not be aware of filed patent applications that relate to our products or technology. If patents are later issued in connection with these applications, we may be liable for infringement. Periodically, other parties, including some of our competitors, may assert patent, copyright and other rights to technologies in various jurisdictions that are important to our business. Any claims asserting that our products infringe or may infringe the rights of third parties, including claims arising through our contractual indemnification of our customers, regardless of their merit or resolution, would likely be costly and time-consuming, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, or at all.

      At present, we do not believe that our products infringe any other party's intellectual property rights in any way that would have a material adverse effect on our operations. However, if any material claims do arise and if these claims cannot be resolved through a license or similar arrangement, we could become a party to litigation. The results of any litigation are inherently uncertain. In the event of an adverse result in any litigation with third parties that could arise in the future, we could be required to pay substantial damages, including treble damages if we are held to have willfully infringed, to cease the manufacture, use and sale of infringing products, to expend significant resources to develop non-infringing technology, or to obtain licenses to the infringing technology. In addition, lawsuits, regardless of their success, would likely be time consuming and expensive to resolve and would divert management time and attention from our business.

Any failure to protect our intellectual property adequately may significantly harm our business.

      We protect our proprietary processes, software, know-how and other intellectual property and related rights through copyrights, patents, trademarks and the maintenance of trade secrets, including entering into confidentiality agreements. Our success and ability to compete depend in part on our proprietary technology. However, we cannot provide any assurance that other companies will not develop technologies that are similar to our technology. Although we have patent applications pending, patents may not issue as a result of these or other patent applications. Any patents that ultimately issue may be successfully challenged or invalidated, or may not provide us with a significant competitive advantage. Despite our efforts to protect our intellectual property rights, existing laws in the United States of America and in differing international jurisdictions and our contractual arrangements provide only limited protection. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Third parties may breach confidentiality agreements or other protective contracts with us and we may not be able to enforce our rights in the event of these breaches.

      Monitoring unauthorized use of our products is difficult and may be expensive, and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States of America. We may be required to spend significant resources to protect our intellectual property rights, including pursuing remedies in court. We may become involved in legal proceedings against other parties, which may also cause other parties to assert claims against us. In the future we may not be able to detect infringements and may lose our competitive position in our markets before we do so. In addition, competitors may design around our technologies or develop competing technologies. The laws of other countries in which we market our products might offer little or no effective protection of our proprietary technology. Reverse engineering, unauthorized copying or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without payment, which could significantly harm our business. Our failure to enforce and protect our intellectual property rights or any adverse change in the laws protecting intellectual property rights could harm our business. Furthermore, we may become involved in legal proceedings against other parties, which may also cause other parties to assert claims against us.

Future sales of substantial amounts of our common stock by us or by our existing stockholders could cause our stock price to fall.

      Additional equity financings or other share issuances by us could adversely affect the market price of our Common Stock. Sales by existing stockholders of a large number of shares of our Common Stock in the public trading market (or in private transactions) such as this offering by the Selling Stockholders, or the perception that such additional sales could occur, could cause the market price of our common stock to drop.

Some of our revenue is generated from a limited number of key customers and the loss of a key customer could substantially reduce our revenues.

      A large portion of our sales are generated from a small number of key customers at each of our segments, including, without limitation, two customers of our Commercial Communications segment, Motorola Corp. and Lucent Technologies, which accounted for 13% and 14% of consolidated sales for fiscal 2006, respectively. Major customers of our US Government segment include Northrop Grumman Corporation, Raytheon Missile Systems, Inc., BAE Systems Aerospace, Inc. and Lockheed Martin. France Telecom and Belgacom are significant customers of our Gillam-FEI segment. Our top 10 customers accounted for 63% of our consolidated sales for fiscal 2006. We expect that our top 10 customers in the aggregate will continue to account for a large portion of our consolidated sales in the foreseeable future, and the loss of one or more of these customers would materially harm our business and operating results. The loss of a key customer could also be perceived as a loss of momentum in our business and an adverse impact on our financial results, and this may cause the market price of our common stock to fall.

We are subject to anti-takeover provisions that could delay or prevent an acquisition of our Company

      We are subject to the anti-takeover provisions of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control of us. These factors could materially adversely affect the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

      The statements contained in or incorporated by reference in this Reoffer Prospectus regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of our products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in our periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this Reoffer Prospectus.

                                 USE OF PROCEEDS

      The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any proceeds from any sale of shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

      This prospectus relates to shares of Common Stock underlying stock options that have been granted to the Selling Stockholders pursuant to the 2001 Plan.

      Each of the Selling Stockholders is an officer or other employee. The following table sets forth:

            o the name and principal position or positions of each Selling Stockholder over the past three years with the Company;

            o the number of shares of common stock each Selling Stockholder beneficially owned as of February 9, 2007;

            o the number of shares of Common Stock acquired by each Selling Stockholder in connection with grants of stock options pursuant to the 2001 Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

            o the number of shares of common stock and the percentage, if 1% or more, or the total class of common stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder in connection with grants of stock options pursuant to the 2001 Plan and registered under this Registration Statement.

      There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The information included in the table assumes that each selling stockholder will elect to sell all of his shares set forth under "Shares Covered by this Prospectus."

                                                                                       Shares Beneficially
                                                                                           Owned After
                                                                                         this Offering(3)
                                                                                      ----------------------
                                                     Shares
                          Position with the       Beneficially   Shares Covered by
Selling Stockholder            Company              Owned(1)     this Prospectus(2)   Number   Percentage(4)
-------------------   -------------------------   ------------   ------------------   ------   -------------

Hugo Fruehauf         Chief Technology Officer          19,053               17,500    6,553        *%

Markus Hechler        Executive Vice President         106,003               38,500   73,253         *

Daniel Leonard                Technical                  5,625                2,500    5,000         *
                        Manager--Gillam-FEI

Oleandro Mancini           Vice President               42,063               44,500   11,688         *

Len Martire                Vice President               53,329               15,000   39,579         *

Tom McClelland             Vice President               46,958               19,000   32,208         *

Alan Miller                Treasurer & CFO              45,042               23,000   25,792         *

Harry Newman             Corporate Secretary            35,728                4,000   32,728         *

Charles Stone              Vice President               69,667               11,000   59,667         *

Steven Strang           President--FEI-Zyfer            11,011               17,500    1,011         *

Giacomo Amendolara            Engineer                  16,245                1,500   14,745         *

Roman Baransky                Engineer                   9,021                5,200    4,446         *

Heinz Badura          Vice President--FEI-Zyfer          4,699                5,000      949         *

Steve Calceglia           Director--Program             13,437                2,000   11,937         *
                            Management

John Caulfield          Director--Commercial            37,310               16,000   23,810         *
                           Rubidium Mfg

Ran Chen              General Manager--FEI-Asia          2,269                4,000      269         *


                                       11

John Cuthbertson          Director--Sales &             11,348                3,000    8,348         *
                             Marketing

Sergio Diaz                  Director IT                 3,991                5,000      741         *

Ron Evans                 Director Product               2,299                3,000      799         *
                             Marketing

David Fraine                  Engineer                  12,071                2,000   10,571         *

John Ho                       Engineer                  28,453               13,000   16,453         *

John Jahahn              Engineering Manager             2,423                3,000      173

Gerard Klahn             Director Microwave              2,500               10,000        0         *
                            Engineering

Robert Klomp          Director Human Resources          20,200               10,000   12,325         *

Peter Klopsis            Director--Materials            23,505                6,000   18,005         *

Eugene Kushner                 Retired                   1,750                1,000      750         *

Karen Maganza         Material Control Manager           8,200                1,000    7,200         *

Eugene Mauskop             Project Manager                 960                3,000      210         *

Marvin Meirs                 Consultant                 42,500                9,000   34,250         *

Alwin Michaelson          Assistant to the              55,402                5,000   50,402         *
                             President

Walter Mulvey           Program Administrator            6,037                1,000    5,037         *

Sai Padmanabhan          Director Microwave              1,254                5,000        4         *
                            Engineering

Iancu Pascaru                Consultant                 32,580               12,000   21,580         *

Ramesh Parmoo                 Engineer                   7,955                1,000    6,955         *

Ron Rico                      Engineer                   8,229                4,000    5,229         *

Glen Roosevelt                 Retired                   3,750                5,000        0         *

Brian Sweeny              Director--Quality             28,127               10,000   19,752         *
                             Assurance


                                       12

Csaba Szekely         Director--Rubidium Glass          15,974                5,000   11,974         *

Lou Terracciano         Director--Operations            22,460               14,000   10,960         *

Al Vulcan                    Consultant                 25,661               15,000   15,411         *

Anatol Walters              Manager--Test               12,608                3,000    9,858         *

Jaroslaw Zacharski        Senior Physicist              24,171               10,000   15,921         *

* Represents less than 1%.


(1) Each person named in the table has sole voting and investment power with respect to all common stock listed as owned by that person or entity. Shares beneficially owned include shares that may be acquired pursuant to options and warrants exercisable within 60 days of the date of this reoffer prospectus.

(2) Includes all shares registered for the account of each Selling Stockholder whether or not exercisable within 60 days of the date of this reoffer prospectus.

(3) Assuming the sale of all shares registered for the account of the Selling Stockholders whether or not exercisable within 60 days of the date of this reoffer prospectus.

(4) Ownership percentages are based on 8,658,884 shares of common stock outstanding as of February 9, 2007. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before April 10, 2007.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, may sell shares pursuant to this prospectus from time to time:

            o     in transactions on the Nasdaq Global Market;

            o     in the public market off the Nasdaq Global Market;

            o     in privately negotiated transactions;

            o through put or call options transactions relating to the shares; or

            o     in a combination of all such transactions.

      Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

      The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

                                  LEGAL MATTERS

      The validity of the issuance of shares of the common stock offered by this reoffer prospectus will be passed upon for us by Cadwalader Wickersham & Taft LLP, New York, New York.

                                     EXPERTS

      The consolidated financial statements of Frequency Electronics, Inc. and subsidiaries at April 30, 2006 and for the two years ended April 30, 2006, incorporated by reference into this prospectus have been audited by Holtz Rubenstein Reminick LLP, an independent registered public accounting firm, and are included in reliance upon the report of Holtz Rubenstein Reminick LLP, included herein, and upon the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Frequency Electronics, Inc. and Subsidiaries for the year ended April 30, 2004 incorporated in this Prospectus by reference to the Annual Report on Form 10K for the year ended April 30, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, a independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file current, quarterly and annual reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference room located at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov.

      Our website is www.frequencyelectronics.com (which is not intended to be an active hyperlink in this prospectus). We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

      We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our common stock, you should consult the Registration Statement and its exhibits.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by us with the SEC and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated:

      (i) the Annual Report on Form 10-K for the fiscal year ended April 30, 2006;

      (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006;

      (iii) the Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006;

      (iv) the Current Reports on Form 8-K filed on July 31, 2006, September 28, 2006, November 20, 2006 and January 3, 2007; and

      (v) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A12B, filed under the Exchange Act on July 31, 2006, including any amendments or reports filed for the purpose of updating such description.

      We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents. You may request copies by writing or telephoning us at our Investor Relations Department, Frequency Electronics, Inc., 55 Charles Lindbergh Blvd., Mitchel Field, NY 11553; telephone number (516) 794-4500.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, as filed with the SEC by the Company are incorporated herein by reference:

      (i) the Annual Report on Form 10-K for the fiscal year ended April 30, 2006;

      (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006;

      (iii) the Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2006;

      (iv) the Current Reports on Form 8-K filed on July 31, 2006, September 28, 2006, November 20, 2006 and January 3, 2007; and

      (v) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A12B, filed under the Exchange Act on July 31, 2006, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Company will indemnify its directors and officers, and anyone who is or was serving at the Company's request as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Delaware law. These indemnification provisions may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      The Company maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self dealing.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      4.1 Specimen of Common Stock certificate (Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, File No. 2-29609).

      4.2 2001 Incentive Stock Option Plan (Filed as Appendix B in the Proxy Statement filed on August 30, 2001, which appendix is incorporated herein by reference.)

      4.3   2005 Stock Award Plan of Frequency Electronics, Inc. (Filed as
            Exhibit 10.1 to the Form 8-K, File No. 1-8061, filed on October 4, 2005, which exhibit is incorporated herein by reference.)

      *4.4  Frequency Electronics, Inc. Employee Stock Ownership Plan

      *5.1  Opinion of Cadwalader Wickersham & Taft LLP.

      *23.1 Consent of Holtz Rubenstein Reminick LLP, independent registered public accounting firm.

      *23.2 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

      *24 Power of Attorney (included on the signature page of this Registration Statement).

*  Filed herewith.

Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mitchel Field, state of New York, on February 28, 2007.


                                                    FREQUENCY ELECTRONICS, INC.


                                       By: /s/ Alan Miller
                                          --------------------------------------
                                          Alan Miller
                                          Treasurer and Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Miller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                          Title                       Date
--------------------------------------------------------------------------------

/s/ Joseph P. Franklin
----------------------         Chairman of the Board          February 28, 2007
Joseph P. Franklin


/s/ Joel Girsky
----------------------         Director                       February 28, 2007
Joel Girsky


/s/ E. Donald Shapiro
----------------------         Director                       February 28, 2007
E. Donald Shapiro


/s/ S. Robert Foley
----------------------         Director                       February 28, 2007
S. Robert Foley


/s/ Richard Schwartz
----------------------         Director                       February 28, 2007
Richard Schwartz


/s/ Martin B. Bloch
---------------------          President, CEO and Director    February 28, 2007
Martin B. Bloch

   Signature                          Title                       Date
--------------------------------------------------------------------------------


/s/ Alan Miller                Treasurer and Chief
---------------------          Financial Officer              February 28, 2007
Alan Miller

                                  EXHIBIT INDEX


                                                                 Paper (P) or
 Exhibit No.                    Description                     Electronic (E)
------------- ------------------------------------------------ -----------------
     4.1      Specimen of Common Stock certificate (Filed as
              Exhibit 4.1 to the Company's Registration               E
              Statement on Form S-1, File No. 2-29609).

     4.2      2001 Incentive Stock Option Plan (Filed as
              Appendix B in the Proxy Statement filed on              E
              August 30, 2001, which appendix is
              incorporated herein by reference.)

     4.3      2005 Stock Award Plan of Frequency
              Electronics, Inc.(Filed as Exhibit 10.1 to              E
              the Form 8-K, File No. 1-8061, filed on
              October 4, 2005, which exhibit is incorporated herein by reference.)

     *4.4     Frequency Electronics, Inc. Employee Stock
              Ownership Plan                                          E

     *5.1     Opinion of Cadwalader Wickersham & Taft LLP.
                                                                      E

    *23.1     Consent of Holtz Rubenste in Reminick LLP,
              independent registered public accounting firm.          E

    *23.2     Consent of PricewaterhouseCoopers LLP,
              independent registered public accounting firm.          E

     *24      Power of Attorney (included on the signature
              page of this Registration Statement).                   E

*  Filed herewith.